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                                                        Exhibit 11
                  Harmon Industries, Inc.
                        Form 10-Q
             Computation of Per Share Earnings
         (in thousands, except earnings per share)


                                         Three Months ended March 31,
                                         ----------------------------
                                               1998        1997
                                            ---------   --------
Basic:
Net earnings                                $  2,812    $ 1,448
                                            ---------   --------
                                            ---------   --------

Weighted average shares outstanding           10,493     10,253
Shares representing unearned compensation        (12)         0
                                            ---------   --------
  Total                                       10,481     10,253
                                            ---------   --------
                                            ---------   --------

Basic earnings per share                    $   0.27    $  0.14
                                            ---------   --------
                                            ---------   --------
Diluted:
Net earnings                                $  2,812    $ 1,448
                                            ---------   --------
                                            ---------   --------

Weighted average shares outstanding           10,493     10,253
Shares representing unearned compensation        (12)         0
Equivalent shares under option plans             127         51
                                            ---------   --------
  Total                                       10,608     10,304
                                            ---------   --------
                                            ---------   --------

Diluted earnings per share                  $   0.27    $  0.14
                                            ---------   --------
                                            ---------   --------





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